Exhibit 99.1

For Immediate Release

For more information:

Rex S. Schuette

Chief Financial Officer

(706) 781-2266

Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC.

ANNOUNCES SECOND QUARTER EARNINGS

Diluted earnings per share of 35 cents, up 25 percent from second quarter 2015

Excluding merger-related charges, diluted operating EPS of 36 cents, up 13 percent

•	Return on assets of 1.04 percent (1.07 percent, excluding merger-related charges)
•	Loan growth of $181 million from first quarter, or 12 percent annualized
•	Fee revenue of $23.5 million increased $4.9 million, or 26 percent from the first quarter
•	Efficiency ratio of 59.0 percent (57.8 percent, excluding merger-related charges)
•	Board approved an increase in the third quarter dividend to eight cents per share

BLAIRSVILLE, GA – July 27, 2016 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced continuing momentum with second quarter 2016 results reflecting strong fee revenue and loan growth, as well as solid credit quality and capital management. Net income was $25.3 million, or 35 cents per diluted share, compared with $17.8 million, or 28 cents per diluted share, for the second quarter of 2015. For the first six months of 2016, net income was $47.6 million, or 66 cents per diluted share. This compares with $35.5 million, or 57 cents per diluted share, for the first six months of 2015.

On an operating basis, which excludes pre-tax merger-related charges of $1.18 million in the second quarter of 2016 and $3.17 million in the second quarter of 2015, operating net income was $26.0 million for the second quarter of 2016 compared with $20.0 million for the second quarter of 2015. On a per diluted share basis, operating net income was 36 cents for the second quarter of 2016 compared to 32 cents for the second quarter of 2015. For the first six months of 2016, operating net income was $49.9 million, or 69 cents per diluted share, compared with $37.6 million or 61 cents per diluted share for the first six months of 2015.

1

At June 30, 2016, preliminary regulatory capital ratios were as follows: Tier 1 Risk-Based of 11.4 percent; Total Risk-Based of 12.4 percent; Common Equity Tier 1 Risk-Based of 11.4 percent; and, Tier 1 Leverage of 8.5 percent.

“Our second quarter results are perhaps the best demonstration to date of the successes of our investments in new businesses and markets as well as our acquisition strategy – all with a focus on increasing returns to our shareholders,” said Jimmy Tallent, chairman and chief executive officer. “Our SBA lending and mortgage banking businesses each produced record quarterly results which led to a 36 percent increase in fee revenue from a year ago. We also achieved 12 percent annualized linked-quarter loan growth in the second quarter while maintaining top-quartile credit quality and operating expense discipline. This strong performance is reflected in our 1.07 percent operating return on assets which puts us well on our way to achieving our goal of 1.10 percent for the fourth quarter of 2016.” Including merger-related charges of $1.18 million, the second quarter return on assets was 1.04 percent.

“Second quarter loan production was a record $662 million,” Tallent added. “Linked-quarter growth was $181 million, or 12 percent annualized, above our 2016 target of a mid-to-upper-single-digit increase. Our community banks originated $433 million in loans while our specialized lending area, which includes commercial real estate, middle market, SBA, builder finance and asset-based lending, had $188 million in loan production.”

Second quarter net interest revenue totaled $74.9 million, level with the first quarter and up $13.9 million from the second quarter of 2015. The increase from the second quarter of 2015 primarily reflects net interest revenue from the Palmetto acquisition in the third quarter of 2015.

The taxable-equivalent net interest margin of 3.35 percent reflected a six basis point decrease from the first quarter. The decrease resulted mostly from lower discount accretion on purchased loans and continued loan pricing competition. This offset most of the positive impact on net interest revenue in the second quarter attributed to strong loan growth.

2

The second quarter provision for credit losses was a recovery of $300,000 compared with a provision recovery of $200,000 during the first quarter and a provision charge of $900,000 during the second quarter of 2015. The second quarter negative provision reflects continued strong credit quality and a low overall level of net charge-offs. “Our credit quality indicators are very favorable,” Tallent said. “Our outlook is for this to continue for the balance of 2016, which will result in continued low provision levels while slightly decreasing our required allowance for loan losses.”

Second quarter net charge-offs totaled $1.7 million compared with $2.1 million in the first quarter, and $978,000 in the second quarter of 2015. Strong recoveries of previously charged-off loans continue to contribute to the low level of net charge-offs. Nonperforming assets were .28 percent of total assets at June 30, 2016, compared with .28 percent at March 31, 2016 and .26 percent at June 30, 2015.

Second quarter fee revenue totaled $23.5 million, an increase of $4.89 million from the first quarter and up $6.23 million from a year ago. The increases from both prior periods were mostly in mortgage fees and gains from sales of SBA government guaranteed loans (“SBA loans”). Mortgage fees were up $1.16 million from first quarter and $741,000 from a year ago. The increase reflects United’s investment in growing its mortgage business by adding mortgage lenders in areas of our footprint where we see opportunities to gain market share.

Gains from sales of SBA loans were up $1.56 million from first quarter and $1.31 million from a year ago. Higher production drove the increase as United continues to focus on growing this business. During the second quarter of 2016, United sold $33 million in SBA loans. This compares with sales of $13 million during the first quarter, and sales of $15 million during the second quarter of 2015.

Operating expenses were $58.1 million for the second quarter compared with $57.9 million for the first quarter and $48.4 million for the second quarter of 2015. Included in operating expenses were merger-related charges of $1.18 million, $2.65 million and $3.17 million, for each period respectively. Excluding the merger-related charges, second quarter operating expenses were $56.9 million compared with $55.2 million for the first quarter and $45.2 million a year ago. The increase from a year ago reflects additional operating expenses following the acquisition of The Palmetto Bank and First National Bank.

3

The $1.65 million increase in operating expenses from the first quarter, excluding merger-related charges, was primarily in salaries and employee benefits expense, up $510,000; advertising and other marketing related expenses, up $459,000; and professional fees, up $489,000. The increase in salaries and benefits expense reflects higher incentives following the record performance in the SBA and mortgage lending businesses as well as incentives for the overall strong performance for the second quarter. Additionally, annual merit increases and an increase in 401K matching contributions went into effect on April 1, further contributing to the increase. These increases, as well as the additional investment in 29 new revenue producers in the first and second quarters, more than offset the cost savings from the elimination of staff positions late in the first quarter following the Palmetto systems conversion.

The increase in advertising and marketing related expenses primarily reflects the cost of United’s annual customer appreciation day and new marketing campaigns. Professional fees were up from the first quarter reflecting ongoing projects for process and compliance improvements and increased scalability as growth continues organically and through acquisitions.

On July 1, United completed its previously announced merger with Tidelands Bancshares, Inc., the holding company for Tidelands Bank which serves coastal South Carolina with banking offices in Charleston, Hilton Head and Myrtle Beach. “I’m very excited to have Tidelands join us as a key part of our coastal South Carolina banking team,” Tallent said. “Tidelands Bank merged into United Community Bank on July 1 and is operating under the Tidelands brand until systems conversions are completed in mid-November. At that time, the Tidelands branches will operate under the United Community Bank brand.

“Our second quarter results have strengthened our optimism and led the Board of Directors to increase our dividend to eight cents per share beginning in the third quarter,” stated Tallent. “That is 14 percent higher than our current dividend and a 33 percent increase from a year ago.

4

“We expect our strong momentum to continue throughout the remainder of 2016 as we maintain a high-quality balance sheet, generate growth and increase profitability. All of this is a testament to our talented bankers who are carrying out our plans while providing customer service that is second to none,” Tallent concluded.

Conference Call

United will hold a conference call today, Wednesday, July 27, 2016, at 11 a.m. ET to discuss the contents of this earnings release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 42056034. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a registered bank holding company based in Blairsville, Georgia, with $10.4 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the Southeast region’s largest full-service banks, operating 140 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in providing personalized community banking services to individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products, including mortgage, advisory, and treasury management. United Community Bank is consistently recognized for its outstanding customer service by respected national research firms. In 2014 and 2015, United Community Bank was ranked first in customer satisfaction in the southeast by J.D. Power and again in 2016 was ranked among the top 100 on the Forbes list of America’s Best Banks. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

5

Non-GAAP Financial Measures

This News Release contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “operating net income per diluted share,” “tangible book value,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “operating dividend payout ratio,” “operating efficiency ratio,” “average tangible equity to average assets,” “average tangible common equity to average assets” and “tangible common equity to risk-weighted assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Safe Harbor

This News Release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

6

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information
						Second	For the Six
	2016		2015			Quarter	Months Ended		YTD
	Second	First	Fourth	Third	Second	2016-2015	June 30,		2016-2015
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2016	2015	Change
INCOME SUMMARY
Interest revenue	$81,082	$80,721	$79,362	$70,828	$65,808		$161,803	$128,342
Interest expense	6,164	5,769	5,598	5,402	4,817		11,933	10,109
Net interest revenue	74,918	74,952	73,764	65,426	60,991	23%	149,870	118,233	27%
Provision for credit losses	(300)	(200)	300	700	900		(500)	2,700
Fee revenue	23,497	18,606	21,284	18,297	17,266	36	42,103	32,948	28
Total revenue	98,715	93,758	94,748	83,023	77,357	28	192,473	148,481	30
Expenses	58,060	57,885	65,488	54,269	48,420	20	115,945	91,481	27
Income before income tax expense	40,655	35,873	29,260	28,754	28,937	40	76,528	57,000	34
Income tax expense	15,389	13,578	11,052	10,867	11,124	38	28,967	21,517	35
Net income	25,266	22,295	18,208	17,887	17,813	42	47,561	35,483	34
Preferred dividends	-	21	25	25	17		21	17
Net income available to common shareholders	25,266	22,274	18,183	17,862	17,796	42	47,540	35,466	34
Merger-related and other charges	1,176	2,653	9,078	5,744	3,173		3,829	3,173
Income tax benefit of merger-related and other charges	(445)	(1,004)	(3,486)	(1,905)	(997)		(1,449)	(997)
Net income available to common shareholders - operating (1)	$25,997	$23,923	$23,775	$21,701	$19,972	30	$49,920	$37,642	33

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$.35	$.31	$.25	$.27	$.28	25	$.66	$.57	16
Diluted net income - operating (1)	.36	.33	.33	.33	.32	13	.69	.61	13
Cash dividends declared	.07	.07	.06	.06	.05		.14	.10
Book value	14.80	14.35	14.02	13.95	12.95	14	14.80	12.95	14
Tangible book value (3)	12.84	12.40	12.06	12.08	12.66	1	12.84	12.66	1

Key performance ratios:
Return on common equity - GAAP (2)(4)	9.54%	8.57%	7.02%	7.85%	8.83%		9.06%	9.08%
Return on common equity - operating (1)(2)(4)	9.81	9.20	9.18	9.54	9.90		9.51	9.63
Return on tangible common equity - operating (1)(2)(3)(4)	11.56	10.91	10.87	10.29	10.20		11.24	9.84
Return on assets - GAAP (4)	1.04	.93	.76	.82	.89		.98	.92
Return on assets - operating (1)(4)	1.07	1.00	.99	1.00	1.00		1.03	.97
Dividend payout ratio - GAAP	20.00	22.58	24.00	22.22	17.86		21.21	17.54
Dividend payout ratio - operating (1)	19.44	21.21	18.18	18.18	15.63		20.29	16.39
Net interest margin (fully taxable equivalent) (4)	3.35	3.41	3.34	3.26	3.30		3.38	3.30
Efficiency ratio - GAAP	59.02	61.94	68.97	64.65	61.63		60.44	60.44
Efficiency ratio - operating (1)	57.82	59.10	59.41	57.81	57.59		58.45	58.34
Average equity to average assets	10.72	10.72	10.68	10.39	10.05		10.72	9.96
Average tangible equity to average assets (3)	9.43	9.41	9.40	9.88	9.91		9.42	9.87
Average tangible common equity to average assets (3)	9.43	9.32	9.29	9.77	9.83		9.38	9.83
Tangible common equity to risk-weighted assets (3)(5)	12.87	12.77	12.82	13.08	13.24		12.87	13.24

ASSET QUALITY
Nonperforming loans	$21,348	$22,419	$22,653	$20,064	$18,805	14	$21,348	$18,805	14
Foreclosed properties	6,176	5,163	4,883	7,669	2,356	162	6,176	2,356	162
Total nonperforming assets (NPAs)	27,524	27,582	27,536	27,733	21,161	30	27,524	21,161	30
Allowance for loan losses	64,253	66,310	68,448	69,062	70,129	(8)	64,253	70,129	(8)
Net charge-offs	1,730	2,138	1,302	1,417	978	77	3,868	3,540	9
Allowance for loan losses to loans	1.02%	1.09%	1.14%	1.15%	1.36%		1.02%	1.36%
Net charge-offs to average loans (4)	.11	.14	.09	.10	.08		.13	.15
NPAs to loans and foreclosed properties	.44	.45	.46	.46	.41		.44	.41
NPAs to total assets	.28	.28	.29	.29	.26		.28	.26

AVERAGE BALANCES ($ in millions)
Loans	$6,151	$6,004	$5,975	$5,457	$5,017	23	$6,077	$4,872	25
Investment securities	2,747	2,718	2,607	2,396	2,261	21	2,733	2,232	22
Earning assets	9,037	8,876	8,792	8,009	7,444	21	8,956	7,258	23
Total assets	9,809	9,634	9,558	8,634	8,017	22	9,721	7,818	24
Deposits	7,897	7,947	8,028	7,135	6,669	18	7,922	6,520	22
Shareholders’ equity	1,051	1,033	1,021	897	806	30	1,042	778	34
Common shares - basic (thousands)	72,202	72,162	72,135	66,294	62,549	15	72,187	61,730	17
Common shares - diluted (thousands)	72,207	72,166	72,140	66,300	62,553	15	72,191	61,734	17

AT PERIOD END ($ in millions)
Loans	$6,287	$6,106	$5,995	$6,024	$5,174	22	$6,287	$5,174	22
Investment securities	2,677	2,757	2,656	2,457	2,322	15	2,677	2,322	15
Total assets	9,928	9,781	9,616	9,404	8,237	21	9,928	8,237	21
Deposits	7,857	7,960	7,873	7,897	6,800	16	7,857	6,800	16
Shareholders’ equity	1,060	1,034	1,018	1,013	827	28	1,060	827	28
Common shares outstanding (thousands)	71,122	71,544	71,484	71,472	62,700	13	71,122	62,700	13

(1) Excludes merger-related charges and fourth quarter impairment losses on surplus bank property. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) Second quarter 2016 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information
	2016		2015			For the Six Months Ended
	Second	First	Fourth	Third	Second	June 30,
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015

Expense reconciliation
Expenses (GAAP)	$58,060	$57,885	$65,488	$54,269	$48,420	$115,945	$91,481
Merger-related and other charges	(1,176)	(2,653)	(9,078)	(5,744)	(3,173)	(3,829)	(3,173)
Expenses - operating	$56,884	$55,232	$56,410	$48,525	$45,247	$112,116	$88,308

Net income reconciliation
Net income (GAAP)	$25,266	$22,295	$18,208	$17,887	$17,813	$47,561	$35,483
Merger-related and other charges	1,176	2,653	9,078	5,744	3,173	3,829	3,173
Income tax benefit of merger-related and other charges	(445)	(1,004)	(3,486)	(1,905)	(997)	(1,449)	(997)
Net income - operating	$25,997	$23,944	$23,800	$21,726	$19,989	$49,941	$37,659

Net income available to common shareholders reconciliation
Net income available to common shareholders (GAAP)	$25,266	$22,274	$18,183	$17,862	$17,796	$47,540	$35,466
Merger-related and other charges	1,176	2,653	9,078	5,744	3,173	3,829	3,173
Income tax benefit of merger-related and other charges	(445)	(1,004)	(3,486)	(1,905)	(997)	(1,449)	(997)
Net income available to common shareholders - operating	$25,997	$23,923	$23,775	$21,701	$19,972	$49,920	$37,642

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$.35	$.31	$.25	$.27	$.28	$.66	$.57
Merger-related and other charges	.01	.02	.08	.06	.04	.03	.04
Diluted income per common share - operating	$.36	$.33	$.33	$.33	$.32	$.69	$.61

Book value per common share reconciliation
Book value per common share (GAAP)	$14.80	$14.35	$14.02	$13.95	$12.95	$14.80	$12.95
Effect of goodwill and other intangibles	(1.96)	(1.95)	(1.96)	(1.87)	(.29)	(1.96)	(.29)
Tangible book value per common share	$12.84	$12.40	$12.06	$12.08	$12.66	$12.84	$12.66

Return on tangible common equity reconciliation
Return on common equity (GAAP)	9.54%	8.57%	7.02%	7.85%	8.83%	9.06%	9.08%
Merger-related and other charges	.27	.63	2.16	1.69	1.07	.45	.55
Return on common equity - operating	9.81	9.20	9.18	9.54	9.90	9.51	9.63
Effect of goodwill and other intangibles	1.75	1.71	1.69	.75	.30	1.73	.21
Return on tangible common equity - operating	11.56%	10.91%	10.87%	10.29%	10.20%	11.24%	9.84%

Return on assets reconciliation
Return on assets (GAAP)	1.04%	.93%	.76%	.82%	.89%	.98%	.92%
Merger-related and other charges	.03	.07	.23	.18	.11	.05	.05
Return on assets - operating	1.07%	1.00%	.99%	1.00%	1.00%	1.03%	.97%

Dividend payout ratio reconciliation
Dividend payout ratio (GAAP)	20.00%	22.58%	24.00%	22.22%	17.86%	21.21%	17.54%
Merger-related and other charges	(.56)	(1.37)	(5.82)	(4.04)	(2.23)	(.92)	(1.15)
Dividend payout ratio - operating	19.44%	21.21%	18.18%	18.18%	15.63%	20.29%	16.39%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	59.02%	61.94%	68.97%	64.65%	61.63%	60.44%	60.44%
Merger-related and other charges	(1.20)	(2.84)	(9.56)	(6.84)	(4.04)	(1.99)	(2.10)
Efficiency ratio - operating	57.82%	59.10%	59.41%	57.81%	57.59%	58.45%	58.34%

Average equity to assets reconciliation
Equity to assets (GAAP)	10.72%	10.72%	10.68%	10.39%	10.05%	10.72%	9.96%
Effect of goodwill and other intangibles	(1.29)	(1.31)	(1.28)	(.51)	(.14)	(1.30)	(.09)
Tangible equity to assets	9.43	9.41	9.40	9.88	9.91	9.42	9.87
Effect of preferred equity	-	(.09)	(.11)	(.11)	(.08)	(.04)	(.04)
Tangible common equity to assets	9.43%	9.32%	9.29%	9.77%	9.83%	9.38%	9.83%

Tangible common equity to risk-weighted assets reconciliation (1)
Tier 1 capital ratio (Regulatory)	11.44%	11.32%	11.45%	11.40%	11.86%	11.44%	11.86%
Effect of other comprehensive income	(.06)	(.25)	(.38)	(.23)	(.28)	(.06)	(.28)
Effect of deferred tax limitation	1.63	1.85	2.05	2.24	2.49	1.63	2.49
Effect of trust preferred	(.08)	(.08)	(.08)	(.08)	(.63)	(.08)	(.63)
Effect of preferred equity	-	-	(.15)	(.15)	(.17)	-	(.17)
Basel III intangibles transition adjustment	(.06)	(.07)	(.10)	(.13)	(.06)	(.06)	(.06)
Basel III disallowed investments	-	-	.03	.03	.03	-	.03
Tangible common equity to risk-weighted assets	12.87%	12.77%	12.82%	13.08%	13.24%	12.87%	13.24%

(1) Second quarter 2016 ratios are preliminary.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End
	2016		2015			Linked	Year over
	Second	First	Fourth	Third	Second	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,450	$1,434	$1,494	$1,479	$1,266	$16	$184
Income producing commercial RE	919	880	824	818	689	39	230
Commercial & industrial	926	855	785	890	793	71	133
Commercial construction	384	354	342	319	238	30	146
Total commercial	3,679	3,523	3,445	3,506	2,986	156	693
Residential mortgage	1,035	1,032	1,029	1,062	935	3	100
Home equity lines of credit	623	604	598	585	491	19	132
Residential construction	351	348	352	334	299	3	52
Consumer installment	599	599	571	537	463	-	136
Total loans	$6,287	$6,106	$5,995	$6,024	$5,174	181	1,113

LOANS BY MARKET
North Georgia	$1,097	$1,097	$1,125	$1,130	$1,155	-	(58)
Atlanta MSA	1,314	1,257	1,259	1,266	1,275	57	39
North Carolina	543	543	549	546	533	-	10
Coastal Georgia	541	543	537	506	499	(2)	42
Gainesville MSA	240	248	254	252	257	(8)	(17)
East Tennessee	509	495	504	511	525	14	(16)
South Carolina	862	821	819	783	35	41	827
Specialized Lending	706	628	492	609	538	78	168
Indirect auto	475	474	456	421	357	1	118
Total loans	$6,287	$6,106	$5,995	$6,024	$5,174	181	1,113

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	Second Quarter 2016			First Quarter 2016			Fourth Quarter 2015
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$6,681	$3,096	$9,777	$6,775	$2,864	$9,639	$7,036	$2,652	$9,688
Income producing CRE	1,017	1,554	2,571	2,959	-	2,959	2,595	-	2,595
Commercial & industrial	949	-	949	978	-	978	892	-	892
Commercial construction	199	-	199	266	152	418	328	437	765
Total commercial	8,846	4,650	13,496	10,978	3,016	13,994	10,851	3,089	13,940
Residential mortgage	8,667	1,160	9,827	8,037	1,587	9,624	8,555	1,242	9,797
Home equity lines of credit	1,308	83	1,391	1,198	125	1,323	851	80	931
Residential construction	1,578	283	1,861	1,122	435	1,557	1,398	472	1,870
Consumer installment	949	-	949	1,084	-	1,084	998	-	998
Total NPAs	$21,348	$6,176	$27,524	$22,419	$5,163	$27,582	$22,653	$4,883	$27,536
Balance as a % of
Unpaid Principal	69.6%	40.2%	59.8%	69.3%	38.2%	60.1%	71.4%	34.2%	59.8%

NONPERFORMING ASSETS BY MARKET
North Georgia	$6,219	$1,086	$7,305	$5,353	$1,233	$6,586	$5,167	$1,612	$6,779
Atlanta MSA	1,140	2,041	3,181	2,796	902	3,698	3,023	625	3,648
North Carolina	4,762	224	4,986	4,860	559	5,419	5,289	183	5,472
Coastal Georgia	1,186	168	1,354	1,696	121	1,817	2,079	-	2,079
Gainesville MSA	234	-	234	250	-	250	307	-	307
East Tennessee	3,616	247	3,863	3,470	351	3,821	3,448	157	3,605
South Carolina	1,271	2,410	3,681	935	1,997	2,932	323	2,306	2,629
Specialized Lending	2,108	-	2,108	2,186	-	2,186	2,231	-	2,231
Indirect auto	812	-	812	873	-	873	786	-	786
Total NPAs	$21,348	$6,176	$27,524	$22,419	$5,163	$27,582	$22,653	$4,883	$27,536

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$22,419	$5,163	$27,582	$22,653	$4,883	$27,536	$20,064	$7,669	$27,733
Acquisitions	-	(497)	(497)	-	-	-	-	(1,585)	(1,585)
Loans placed on non-accrual	6,786	-	6,786	4,771	-	4,771	10,768	-	10,768
Payments received	(4,201)	-	(4,201)	(1,812)	-	(1,812)	(4,893)	-	(4,893)
Loan charge-offs	(1,803)	-	(1,803)	(1,679)	-	(1,679)	(1,813)	-	(1,813)
Foreclosures	(1,853)	2,722	869	(1,514)	1,590	76	(1,473)	1,497	24
Capitalized costs	-	98	98	-	-	-	-	-	-
Property sales	-	(1,424)	(1,424)	-	(1,524)	(1,524)	-	(2,968)	(2,968)
Write downs	-	(73)	(73)	-	(7)	(7)	-	11	11
Net gains (losses) on sales	-	187	187	-	221	221	-	259	259
Ending Balance	$21,348	$6,176	$27,524	$22,419	$5,163	$27,582	$22,653	$4,883	$27,536

	Second Quarter 2016		First Quarter 2016		Fourth Quarter 2015
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$564	.16%	$304	.08%	$861	.23%
Income producing CRE	(23)	(.01)	211	.10	(35)	(.02)
Commercial & industrial	(392)	(.18)	283	.14	(719)	(.34)
Commercial construction	22	.02	286	.33	253	.31
Total commercial	171	.02	1,084	.13	360	.04
Residential mortgage	829	.32	50	.02	(120)	(.05)
Home equity lines of credit	253	.17	632	.43	194	.13
Residential construction	(8)	(.01)	(103)	(.12)	415	.48
Consumer installment	485	.33	475	.33	453	.33
Total	$1,730	.11	$2,138	.14	$1,302	.09

NET CHARGE-OFFS BY MARKET
North Georgia	$428	.16%	$913	.33%	$1,011	.36%
Atlanta MSA	1	-	(25)	(.01)	496	.16
North Carolina	575	.43	382	.28	426	.31
Coastal Georgia	177	.13	196	.15	47	.04
Gainesville MSA	(87)	(.14)	98	.16	(340)	(.54)
East Tennessee	346	.28	378	.31	(326)	(.26)
South Carolina	49	.02	(16)	(.01)	(474)	(.24)
Specialized Lending	(18)	(.01)	4	-	253	.18
Indirect auto	259	.22	208	.19	209	.19
Total	$1,730	.11	$2,138	.14	$1,302	.09

(1) Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2016	2015	2016	2015

Interest revenue:
Loans, including fees	$63,472	$52,976	$127,448	$102,640
Investment securities, including tax exempt of $149, $181, $315 and $339	16,833	12,037	32,621	24,095
Deposits in banks and short-term investments	777	795	1,734	1,607
Total interest revenue	81,082	65,808	161,803	128,342

Interest expense:
Deposits:
NOW	444	348	929	742
Money market	1,206	806	2,314	1,479
Savings	30	26	59	46
Time	743	895	1,385	2,004
Total deposit interest expense	2,423	2,075	4,687	4,271
Short-term borrowings	93	82	180	180
Federal Home Loan Bank advances	983	454	1,716	846
Long-term debt	2,665	2,206	5,350	4,812
Total interest expense	6,164	4,817	11,933	10,109
Net interest revenue	74,918	60,991	149,870	118,233
Provision for credit losses	(300)	900	(500)	2,700
Net interest revenue after provision for credit losses	75,218	60,091	150,370	115,533

Fee revenue:
Service charges and fees	10,515	8,375	20,641	15,990
Mortgage loan and other related fees	4,448	3,707	7,737	6,462
Brokerage fees	1,117	1,232	2,170	2,783
Gains from sales of government guaranteed loans	2,801	1,494	4,038	2,635
Securities gains, net	282	13	661	1,552
Loss from prepayment of debt	-	-	-	(1,038)
Other	4,334	2,445	6,856	4,564
Total fee revenue	23,497	17,266	42,103	32,948
Total revenue	98,715	77,357	192,473	148,481

Operating expenses:
Salaries and employee benefits	33,572	27,961	66,634	54,407
Communications and equipment	4,393	3,304	8,683	6,575
Occupancy	4,538	3,415	9,261	6,693
Advertising and public relations	1,323	1,127	2,187	1,877
Postage, printing and supplies	1,298	993	2,578	1,931
Professional fees	3,189	2,257	5,889	4,176
FDIC assessments and other regulatory charges	1,517	1,298	3,041	2,507
Amortization of intangibles	987	447	1,997	689
Merger-related and other charges	1,176	3,173	3,829	3,173
Other	6,067	4,445	11,846	9,453
Total operating expenses	58,060	48,420	115,945	91,481
Net income before income taxes	40,655	28,937	76,528	57,000
Income tax expense	15,389	11,124	28,967	21,517
Net income	25,266	17,813	47,561	35,483
Preferred stock dividends and discount accretion	-	17	21	17
Net income available to common shareholders	$25,266	$17,796	$47,540	$35,466

Earnings per common share:
Basic	$.35	$.28	$.66	$.57
Diluted	.35	.28	.66	.57
Weighted average common shares outstanding:
Basic	72,202	62,549	72,187	61,730
Diluted	72,207	62,553	72,191	61,734

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)
	June 30,	December 31,
(in thousands, except share and per share data)	2016	2015

ASSETS
Cash and due from banks	$107,606	$86,912
Interest-bearing deposits in banks	100,036	153,451
Cash and cash equivalents	207,642	240,363
Securities available for sale	2,335,511	2,291,511
Securities held to maturity (fair value $356,740 and $371,658)	341,951	364,696
Mortgage loans held for sale	30,152	24,231
Loans, net of unearned income	6,286,527	5,995,441
Less allowance for loan losses	(64,253)	(68,448)
Loans, net	6,222,274	5,926,993
Premises and equipment, net	181,349	178,165
Bank owned life insurance	105,784	105,493
Accrued interest receivable	25,879	25,786
Net deferred tax asset	157,689	197,613
Derivative financial instruments	26,880	20,082
Goodwill and other intangible assets	146,124	147,420
Other assets	147,238	94,075
Total assets	$9,928,473	$9,616,428
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$2,386,857	$2,204,755
NOW	1,730,313	1,975,884
Money market	1,641,980	1,599,637
Savings	502,134	471,129
Time	1,183,943	1,282,803
Brokered	412,267	338,985
Total deposits	7,857,494	7,873,193
Repurchase agreements	-	16,640
Federal Home Loan Bank advances	735,125	430,125
Long-term debt	164,066	163,836
Derivative financial instruments	34,930	28,825
Accrued expenses and other liabilities	77,121	85,524
Total liabilities	8,868,736	8,598,143
Shareholders' equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; Series H; $1,000 stated value; 0 and 9,992 shares issued and outstanding	-	9,992
Common stock, $1 par value; 150,000,000 shares authorized; 69,863,008 and 66,198,477 shares issued and outstanding	69,863	66,198
Common stock, non-voting, $1 par value; 26,000,000 shares authorized; 1,258,792 and 5,285,516 shares issued and outstanding	1,259	5,286
Common stock issuable; 486,753 and 458,953 shares	6,651	6,779
Capital surplus	1,279,383	1,286,361
Accumulated deficit	(293,424)	(330,879)
Accumulated other comprehensive loss	(3,995)	(25,452)
Total shareholders' equity	1,059,737	1,018,285
Total liabilities and shareholders' equity	$9,928,473	$9,616,428

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended June 30,
	2016			2015
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$6,150,654	$63,485	4.15%	$5,017,306	$53,081	4.24%
Taxable securities (3)	2,720,061	16,684	2.45	2,235,561	11,856	2.12
Tax-exempt securities (FTE) (1)(3)	27,434	244	3.56	25,685	296	4.61
Federal funds sold and other interest-earning assets	138,622	912	2.63	165,643	901	2.18

Total interest-earning assets (FTE)	9,036,771	81,325	3.62	7,444,195	66,134	3.56
Non-interest-earning assets:
Allowance for loan losses	(66,104)			(71,006)
Cash and due from banks	94,920			77,124
Premises and equipment	182,609			167,926
Other assets (3)	560,357			398,356
Total assets	$9,808,553			$8,016,595

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,755,726	444	.10	$1,419,142	348	.10
Money market	1,866,913	1,206	.26	1,607,665	806	.20
Savings	497,973	30	.02	335,093	26	.03
Time	1,205,066	675	.23	1,249,098	1,273	.41
Brokered time deposits	187,481	68	.15	276,073	(378)	(.55)
Total interest-bearing deposits	5,513,159	2,423	.18	4,887,071	2,075	.17

Federal funds purchased and other borrowings	11,000	93	3.40	47,698	82	.69
Federal Home Loan Bank advances	589,246	983	.67	289,707	454	.63
Long-term debt	164,020	2,665	6.53	113,901	2,206	7.77
Total borrowed funds	764,266	3,741	1.97	451,306	2,742	2.44

Total interest-bearing liabilities	6,277,425	6,164	.39	5,338,377	4,817	.36
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,383,894			1,782,405
Other liabilities	96,067			90,091
Total liabilities	8,757,386			7,210,873
Shareholders' equity	1,051,167			805,722
Total liabilities and shareholders' equity	$9,808,553			$8,016,595

Net interest revenue (FTE)		$75,161			$61,317
Net interest-rate spread (FTE)			3.23%			3.20%

Net interest margin (FTE) (4)			3.35%			3.30%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $12.3 million in 2016 and $18.9 million in 2015 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Six Months Ended June 30,
	2016			2015
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$6,077,111	$127,529	4.22%	$4,872,112	$102,946	4.26%
Taxable securities (3)	2,704,309	32,306	2.39	2,211,293	23,756	2.15
Tax-exempt securities (FTE) (1)(3)	28,590	516	3.61	20,987	555	5.29
Federal funds sold and other interest-earning assets	146,192	1,965	2.69	153,597	1,786	2.33

Total interest-earning assets (FTE)	8,956,202	162,316	3.64	7,257,989	129,043	3.58
Non-interest-earning assets:
Allowance for loan losses	(67,289)			(71,596)
Cash and due from banks	90,278			78,069
Premises and equipment	181,350			163,737
Other assets (3)	560,813			389,874
Total assets	$9,721,354			$7,818,073

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,821,100	929	.10	$1,447,370	742	.10
Money market	1,853,749	2,314	.25	1,537,678	1,479	.19
Savings	489,106	59	.02	317,814	46	.03
Time	1,232,378	1,492	.24	1,240,450	2,661	.43
Brokered time deposits	210,347	(107)	(.10)	274,708	(657)	(.48)
Total interest-bearing deposits	5,606,680	4,687	.17	4,818,020	4,271	.18

Federal funds purchased and other borrowings	22,953	180	1.58	41,953	180	.87
Federal Home Loan Bank advances	467,708	1,716	.74	264,584	846	.64
Long-term debt	164,720	5,350	6.53	120,782	4,812	8.03
Total borrowed funds	655,381	7,246	2.22	427,319	5,838	2.76

Total interest-bearing liabilities	6,262,061	11,933	.38	5,245,339	10,109	.39
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,315,468			1,702,140
Other liabilities	101,694			92,138
Total liabilities	8,679,223			7,039,617
Shareholders' equity	1,042,131			778,456
Total liabilities and shareholders' equity	$9,721,354			$7,818,073

Net interest revenue (FTE)		$150,383			$118,934
Net interest-rate spread (FTE)			3.26%			3.19%

Net interest margin (FTE) (4)			3.38%			3.30%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $7.28 million in 2016 and $14.8 million in 2015 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.